SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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Check the appropriate box:
     ☐ Preliminary proxy statement
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     ☒ Definitive proxy statement
     ☐ Definitive additional materials
     ☐ Soliciting material pursuant to Rule 14a-12
Covansys Corporation

(Name of Registrant as Specified in Its Charter)
Covansys Corporation

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of filing fee (Check the appropriate box):
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May 22, 2006
Dear Covansys Corporation Shareholder:
      You are cordially invited to attend our annual meeting of shareholders which will be held this year on Tuesday, June 20, 2006 at 9:00 a.m. The meeting will be held at Sheraton Detroit Novi Hotel, 21111 Haggerty Road, Novi, MI 48375. For your convenience, we have included a map and directions to the Sheraton Detroit Novi Hotel on the back page of the attached Proxy Statement.
      The Notice of the 2006 Annual Meeting of Shareholders and the related Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter. In addition to the items of business, we will also discuss our 2005 performance and answer any questions you may have about our company. Enclosed with the Proxy Statement is your voting card, a postage-paid envelope to return your voting card, your admission ticket to the meeting and our 2005 Annual Report.
      After reading the Proxy Statement, please promptly mark, date, sign, and return the enclosed voting card in the postage-prepaid envelope to ensure that your shares are represented at the annual meeting. Your shares cannot be voted unless you date, sign, and return the enclosed voting card or attend the meeting in person. Regardless of the number of shares you own, your vote is important.
      Whether you are able to attend the meeting or not, please mark, date, sign, and return the enclosed voting card in the envelope provided. If you decide to attend the meeting and would like to vote in person, you may do so.
      The Board of Directors and I look forward to seeing you at the meeting.

Sincerely,

Rajendra B. Vattikuti
Chairman, Chief Executive Officer and President

COVANSYS CORPORATION

NOTICE OF THE 2006 ANNUAL MEETING OF SHAREHOLDERS

       The 2006 Annual Meeting of Shareholders of Covansys Corporation will be held on Tuesday, June 20, 2006 at 9:00 a.m. at Sheraton Detroit Novi Hotel, 21111 Haggerty Road, Novi, MI 48375 for the following purposes:

1.	to adopt the 2007 Stock Option Plan;

2.	to elect three directors to the Board of Directors;

3.	to ratify the selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006; and

4.	to transact any other business that may properly come before the meeting.
      Shareholders who owned their shares as of the close of business on April 24, 2006 are entitled to notice of and to vote at our Annual Meeting and any adjournments thereof.
      Whether or not you plan to attend the meeting, please mark, sign, date, and return the enclosed voting card in the envelope provided.

By Order of the Board of Directors

Brett Pynnonen
Secretary and General Counsel
May 22, 2006
YOUR VOTE IS IMPORTANT
Please mark, sign, and date the enclosed voting card, and return it promptly in the enclosed self-addressed stamped envelope.

INFORMATION ABOUT COVANSYS CORPORATION
      Covansys Corporation is a provider of information technology services. We offer our clients flexible global delivery capabilities through our worldwide development centers and branch locations. As of December 31, 2005 we had approximately 6,800 employees and utilized the services of approximately 500 independent contractors. Our headquarters is located at 32605 West Twelve Mile Road, Farmington Hills, Michigan 48334. Our telephone number is (248) 488-2088.
INFORMATION ABOUT THE ANNUAL MEETING
Information about Attending the Annual Meeting
      Our Annual Meeting will be held Tuesday, June 20, 2006, at 9:00 a.m. at Sheraton Detroit Novi Hotel, 21111 Haggerty Road, Novi, MI 48375. If you would like to attend the Annual Meeting please bring your admission ticket with you. Your admission ticket is included with this Proxy Statement and is attached to the voting card. Simply detach the voting card from your ticket, sign, date and mail your voting card in the enclosed envelope and bring your admission ticket to the meeting. If you want to attend the meeting, but your shares are held in the name of a broker or other nominee, please send a written request for an admission ticket to our Corporate Secretary, and include with your request an account statement or letter from the nominee indicating that you were the beneficial owner of the shares at the close of business on April 24, 2006.
Annual Report
      Our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 is enclosed with this Proxy Statement.
Information about this Proxy Statement
      You are receiving this Proxy Statement and the enclosed voting card because our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement contains the information we are required to provide to you under the rules of the Securities and Exchange Commission. It is designed to assist you in voting your shares. On May 22, 2006, we began mailing proxy materials to all shareholders of record as of the close of business on April 24, 2006.
Information about Voting
      You can vote on the matters to be presented at the Annual Meeting in two ways:

•	By Proxy-You can vote by signing, dating and returning the enclosed voting card. If you do this, the individuals named on the card (your “proxies”) will vote your shares in the manner you indicate. You may specify on your voting card whether your shares should be voted for all, some or none of the nominees for director. If you do not indicate instructions on the voting card, your shares will be voted for the election of all the nominees for director.

•	In Person-You may cast your vote in person when you attend the Annual Meeting.
      You may revoke your proxy at any time before it is exercised at the Annual Meeting by sending a written notice of revocation to our Corporate Secretary, Brett Pynnonen, by providing a later dated proxy or by voting in person at the meeting.
      Each share of Common Stock is entitled to one vote. As of April 24, 2006, we had 37,566,048 shares of voting stock outstanding.
Quorum Requirement
      To hold a valid meeting, a quorum of shareholders is necessary. If shareholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting are present in person or by proxy, a quorum will exist. Abstentions from voting will be counted as present for establishing a quorum.

Information about Votes Necessary for Action to be Taken
      If a quorum exists, each director must receive a plurality of the votes cast at the meeting to be elected. The ratification of the appointment of BDO Seidman, LLP as our Company’s independent registered public accounting firm requires the affirmative vote of a majority of the votes cast on the matter. Abstentions will have no effect on the election of directors.
Cost and Method of Soliciting Proxies
      The cost of soliciting proxies will be paid by the Company. The Company may use the services of its officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.
Other Matters
      The Board of Directors does not know of any other matter which will be presented at the Annual Meeting other than the proposals discussed in this Proxy Statement. Generally, no business other than the items discussed in this Proxy Statement may be transacted at the meeting. However, if any other matter properly comes before the Annual Meeting, your proxies will act on such proposal in their discretion.
APPROVAL OF THE COVANSYS CORPORATION 2007 STOCK OPTION PLAN
      On March 31, 2006, the Board adopted, subject to the approval of the shareholders, the Company’s 2007 Stock Option Plan (“Plan”). The Plan is intended to replace the Company’s existing 1996 Stock Option Plan which will expire on December 31, 2006. Up to 2,000,000 shares that remain unissued under the existing stock option plan will be used to fund the Plan. The purpose of the Plan is to promote the interests of the Corporation by providing employees, officers, directors and consultants with the opportunity to acquire an ownership interest in the Corporation. The Plan is also intended to provide an incentive for these persons to continue their service to the Corporation and to attract new employees. Subject to approval by a majority of the shareholders, the Plan will be effective from January 1, 2007 through December 31, 2007. The following summary is qualified in its entirety by reference to the full text of the Plan, which is attached to this Proxy Statement as Exhibit A. Defined terms used in this description of the Plan and not otherwise defined in this description shall have the meaning set forth in the Plan.
Structure of the Plan
      The Plan provides for the grant of Incentive Options and Non-qualified Options pursuant to which eligible persons may purchase shares of Covansys Corporation common stock (the “Common Stock”).
Plan Administration
      The Board has delegated to the Compensation Committee (the “Committee”) the authority (subject to the provisions of the Plan) to establish the rules and procedures it deems appropriate for the proper administration of the Plan. The Committee has the authority to:

(i)	determine which eligible persons are to receive Option Grants;

(ii)	determine the time or times when grants are to be made;

(iii)	determine the number of shares to be covered by such grants;

(iv)	determine whether the Option is either an Incentive Stock Option or a Non-qualified Option;

(v)	determine the time or times when each Option is to become exercisable; and

(vi)	determine the vesting schedule (if any) applicable to the Option and the maximum term for which the Option shall remain outstanding
      The Committee also has authority to execute or cause to be executed Option Agreements and to cancel Options with the consent of the Optionee.

Shares Available
      Options to purchase a total of 2,000,000 shares of Common Stock may be granted under the Plan.
Adjustments
      Any change to the Common Stock by reason of stock split, stock dividend, reverse stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall result in the Options being proportionally adjusted in order to prevent the dilution or enlargement of the benefits thereunder. The adjustments determined by the Committee shall be final.
Stock Options
      The Committee may grant either Incentive or Non-qualified Stock Options. Incentive Stock Options may be granted only to Employees and shall be granted with an exercise price equal to 100% of the Fair Market Value of the Common Stock on the date the Option is granted (110% of the Fair Market Value in the case of Incentive Stock Options granted to any Employees who own more than 10% of the outstanding Common Stock). Non-qualified Stock Options shall be granted with an exercise price equal to 100% of the Fair Market Value of the Common Stock on the date the Option is granted.
      The aggregate Fair Market Value of the shares of Common Stock (determined as of the Date of Grant) for which one or more Incentive Stock Options granted to any Employee pursuant to the Plan may for the first time become exercisable as Incentive Stock Options during any one calendar year shall not exceed $100,000. To the extent that an Optionee’s Options exceed that limit, they will be treated as Non-qualified Options. If any Employee to whom an Incentive Stock Option is granted is a 10% Shareholder, then the Option term shall not exceed five years measured from the date the Incentive Stock Option is granted.
      The terms of any Option granted shall be set forth in a Stock Option Agreement and each Option shall be exercisable at such time or times, during such and period and for such number of shares as shall be determined by the Committee and as set forth in the Option Agreement. No Option shall have a term in excess of ten years measured from the date that the Option is granted.
      The Exercise Price times the number of the shares to be purchased upon the exercise of an Option shall paid in full at the time of exercise by:

(i)	cash;

(ii)	check;

(iii)	in the discretion of the Committee, by the delivery of shares of Common Stock with a Fair Market Value at the time of exercise equal to the Exercise Price times the number of shares subject to the Option being purchased;

(iv)	in the discretion of the Committee, by delivery to the Corporation of an irrevocable exercise form together with irrevocable instructions to a broker/dealer to sell a sufficient number of the shares and deliver the sale proceeds directly to the Corporation to pay the aggregate Exercise Price.
Termination of Service

(i)	All unvested Options shall terminate immediately upon Optionee’s termination of Service for any reason.

(ii)	If Optionee terminates Service for any reason other than death, disability, retirement, or termination for cause, each vested Option shall remain exercisable until the close of business on the earlier of the thirtieth (30th) day following the date Optionee terminated service or the expiration of the Option.

(iii)	If Optionee’s Service ceases due to death, Disability, or Retirement, each vested Option shall remain exercisable until the close of business on the earlier of the eighteen (18) month anniversary of the date Optionee’s Service ceased or the expiration date of the Option. For purposes of the Plan, Retirement means either normal retirement at the age of 65 or early retirement at age 60, the completion of twenty (20) years of Service, or age fifty five (55) with ten (10) years of Service.

(iv)	If an Optionee is terminated for Cause (as determined by the Committee) all Options will terminate immediately.
Acceleration of Exercise Time
      Notwithstanding anything to the contrary in the Plan, the Committee, in its discretion may allow the exercise in whole or part, at any time after the Date of Grant of any Option held by an Optionee, which Option has not previously become exercisable.
Change of Control
      In the event of a Change in Control of the Corporation, the Committee, in its discretion may provide that Options shall become 100% vested and exercisable on the date of the Change of Control.
Tax Withholding
      The Corporation shall be entitled, if the Committee deems it necessary or desirable, to withhold the amount of any withholding or other tax required by law to be withheld or paid by the Corporation with respect to any amount payable and/or Common Stock issuable under such Optionee’s Option. The amount of any such withholding shall be no more than the minimum statutory amount required to be withheld as determined by the Corporation.
Amendment or Termination
      The Board shall have the complete power and exclusive authority to amend or terminate the Plan or any grant of Options. However, no amendment or termination of the Plan shall adversely affect the rights and obligations with respect to the Options at the time outstanding under the Plan unless the Optionee consents to such amendment or termination. Further, certain amendments may require the approval of the Corporation’s shareholders.
      BASED UPON THE RECOMMENDATION OF THE COMPENSATION COMMITTEE, THE BOARD HAS APPROVED THE ADOPTION OF THE COMPANY’S 2007 STOCK OPTION PLAN AND RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PROPOSED PLAN.
ELECTION OF DIRECTORS
      Our Board of Directors is divided into classes and, as a result, the terms of our directors are staggered. Each director class serves a three-year term. The terms of our Class III directors end this year. The Nominating and Governance Committee of the Board of Directors, which is comprised entirely of independent directors, has recommended, and the Board of Directors has nominated, each of the Class III directors to be re-elected. Each re-elected director will serve until the end of his term and until his qualified successor has been elected. Currently, Rajendra B. Vattikuti and Frank Sanchez are Class III directors and, if re-elected, will serve a new three-year term. The Nominating and Governance Committee has also recommended, and the Board of Directors has nominated, Mr. James Barlett for election to the Board of Directors. Mr. Barlett, if elected, would serve a three-year term as a Class III Director.
      The following information is furnished with respect to all of our current directors. The ages of the directors are as of December 31, 2005.

      James E. Barlett, has served as Vice Chairman of TeleTech Holdings, Inc. from 2001 to the present and was the Chairman, President and Chief Executive Officer of Galileo International from 1994 to 2001. Mr. Barlett is a director and member of the audit committee and the nominating and governance committee of Korn/ Ferry International. He is also director and member of the audit committee of Celanese Corporation. Age 62. If elected, term would expire 2009.
      William C. Brooks, has served as a director since August 1998. Since 2002, Mr. Brooks has been the President and CEO of United American Healthcare Corporation where he has served as Chairman of the Board since 1998. In 2001, Mr. Brooks retired as Chairman of the Brooks Group International, a human resource and workforce development firm. He retired as Vice President of Corporate Affairs of General Motors in 1997 where he had served for 25 years in various positions. Mr. Brooks was nominated by President Clinton and served from February 1996 to January 1998 on the Social Security Advisory Board. Mr. Brooks was nominated by President Bush and served from July 1989 to November 1990 as the Assistant Secretary of Labor for the Employment Standards Administration. Mr. Brooks holds a Bachelor of Arts degree from Long Island University and a Master’s Degree in Business Administration from the University of Oklahoma. He is a director of United American Healthcare Corporation. Age 72. Term expires 2008.
      Hugh R. Harris, has served as a director since April 2005. Mr. Harris is President of the Financial Services Technology division of Fidelity Information Services (“FIS”), a subsidiary of Fidelity National Financial. Prior to joining Fidelity, Mr. Harris was Chief Executive Officer of HomeSide Lending, one of the world’s largest full-service mortgage companies, where he played a key role in overseeing the company’s growth through the execution of an aggressive mergers and acquisitions program. Mr. Harris began his mortgage banking career with SouthTrust Mortgage and held senior positions at Mortgage Corp. of the South and its successor, BancBoston Mortgage Corp. Age 54. Term expires 2007.
      Douglas S. Land, has served as a director since November 1993 and as an advisor to the Company since 1988. Mr. Land is the President and founder of The Chesapeake Group, a financial advisory firm that has been providing consulting and investment banking services to start-up and middle-market firms since 1985. Mr. Land is the founder of Economic Analysis Group, Ltd., a Washington D.C. based consulting firm that has been providing financial and economic consulting services since 1983. Mr. Land also serves as a director for Valtech SA. Mr. Land holds a Bachelor of Science degree in Economics and a Master of Business Administration degree in Finance from the Wharton School and a Master of Arts degree in International Relations from the University of Pennsylvania. Age 48. Term expires in 2007.
      Ronald K. Machtley, has served as a director since May 1998. Mr. Machtley has been the President of Bryant College since 1996. From 1994 to 1995, Mr. Machtley was a partner in the Washington D.C. law firm of Wilkinson, Barker, Knauer & Quinn. From 1988 to 1995, Mr. Machtley was a United States Congressmen from the State of Rhode Island. He is a director of Amica Insurance Company, Inc. and Cranston Print Works, Inc. Mr. Machtley holds a J.D. from Suffolk University and is a graduate of the U.S. Naval Academy. Age 58. Term expires in 2007.
      Frank Sanchez, has served as a director since September 2004. Mr. Sanchez is the president of the Enterprise Banking, Auto Finance, Commercial Lending, Check and Leveraged Product Development division of Fidelity Information Services, Inc., a subsidiary of Fidelity National Financial. Mr. Sanchez has over 20 years of experience in the financial services technology area and was responsible for deploying the financial industry’s first core banking system on Linux. Mr. Sanchez attended the University of Connecticut where he studied astrophysics and finance. He is a director of TSA, the leading electronic payment software vendor. Age 49. If elected, term would expire 2009.
      John A. Stanley, has served as a director since June 1997. Mr. Stanley is currently a self-employed business consultant. Previously he served as President of European Operations of Lexmark International from March 1991 until May 1998 and was previously employed by IBM for 22 years. Mr. Stanley also serves as a director of Kewplace (UK). Mr. Stanley is a graduate of FitzWilliam College, University of Cambridge, England with a Master of Arts degree, and holds a degree in Personnel Management from the London School of Economics. Age 68. Term expires 2008.

      Frank D. Stella, has served as a director since November 1993. Mr. Stella has served as President of F.D. Stella Products Company, a food service and dining equipment company, since 1946. Mr. Stella was appointed to the Commission for White House Fellows by President Ronald W. Reagan in 1983 and has served as Chairman of the Income Tax Board of Review, City of Detroit, since 1965. He is also on the boards of several medical and charitable organizations. Mr. Stella holds a degree from the College of Commerce and Finance at the University of Detroit. Age 87. Term expires in 2007.
      Rajendra B. Vattikuti, founder of Covansys, served as President and Chief Executive Officer from its formation in February 1985 until June 2000. He is currently Chairman, Chief Executive Officer and President and has been a director of the Company since its formation. From 1983 to 1985, Mr. Vattikuti was Director of Management Information Systems for Yurika Foods Corporation. From 1977 to 1983, he was an M.I.S. Project Leader for Chrysler Corporation. Mr. Vattikuti holds a Bachelor of Science degree in Electrical Engineering from the College of Engineering, Guindy (India) and a Master of Science degree in Electrical and Computer Engineering from Wayne State University. Age 55. If elected, term would expire 2009.
      David H. Wasserman, has served as a director since April 2000. Mr. Wasserman has been a principal of Clayton, Dubilier & Rice since 1998. Prior to joining CDR, he was employed by Goldman, Sachs & Co. in the Principal Investment Area. He has also been employed by Fidelity Capital and as a management consultant for Monitor Company. Mr. Wasserman also serves as a director for Culligan Ltd., Hertz Corporation, and ICO Global (Holdings) Limited. Mr. Wasserman is a graduate of Amherst College and received his Masters of Business Administration from Harvard Business School. Age 39. Term expires in 2007.
      Gary C. Wendt, has served as a director since September 2004. Mr. Wendt is the former President, Chairman and Chief Executive Officer of GE Capital Services and served as GE Capital’s leader for 15 years. In 1999, Mr. Wendt founded two businesses in India including EXL, a back-office service company that was subsequently sold to GW Capital, a private equity advisor. From June, 2000 to September, 2002 Mr. Wendt served as President and Chief Executive Officer of Conseco, Inc. (“Conseco”). During his term as an officer of Conseco, the Company filed for Chapter 11 bankruptcy protection. Mr. Wendt earned a bachelor of science degree from the University of Wisconsin and an MBA from the Harvard School of Business Administration. He is a member of the National Board of Governors of the Boys & Girls Clubs of America; Chairman of the 21st Century Challenge for the New York Metropolitan Region; Trustee of the Boys and Girls Club of Stamford (Connecticut); member of the Board of Directors and past Chairman of the United Way of Tri-State and the Stamford United Way campaigns; past Director and Chairman of the Regional Plan Association; past Director and Chairman of the Southwestern Area Commerce & Industry Association of Connecticut (SACIA), and past Trustee of Outward Bound USA. Mr. Wendt also serves as director of Brunswick Capital (Russia). Age 63. Term expires 2008.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES.
Executive Officers
      In addition to Mr. Vattikuti, the following are our executive officers;
      James S. Trouba, Executive Vice President and Chief Financial Officer, Age 43. Mr. Trouba has served as Chief Financial Officer since 2004. He joined the Company in June 2004. Prior to joining Covansys, Mr. Trouba was a principal with Ernst & Young LLP from May 2002 through June 2004 and prior to that was a principal with Arthur Andersen LLP.
      Muralee Bhaskaran, Senior Vice President, Age 47. Mr. Bhaskaran has served as Senior Vice President since 2005. He joined the Company in 1989.
      Siva Velu, Executive Vice President, Age 55. Mr. Velu has served as Executive Vice President since 2000. He joined the Company in 1992.
      Stephen P. Nicholas, Senior Vice President, Age 45. Mr. Nicholas has served as Senior Vice President since 2004. He joined the Company in 1985.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      Although we are not required to, we wish to determine the opinion of our shareholders. Therefore, we are submitting our selection of independent registered public accounting firm for ratification at the Annual Meeting of Shareholders. If our selection is not ratified, we may reconsider our selection.
      On March 11, 2006 our Audit Committee appointed BDO Seidman, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2006. We consider BDO Seidman, LLP to be extremely well qualified, and a representative of BDO Seidman, LLP will attend the meeting and have an opportunity to make a statement if they desire to do so. They will also answer appropriate questions from our shareholders.
      BDO Seidman, LLP (for fiscal year 2005) and PricewaterhouseCoopers LLP (for fiscal year 2004), our previous independent registered public accounting firm, have billed the Company the following fees for professional services rendered for the years ended December 31, 2005 and 2004 (in thousands of dollars):

	2005	2004

Audit Fees	$1,316	$3,713
Audit Related Fees	24	209
Tax Fees	3	821
All Other Fees	1	10
      “Audit fees” are fees that the Company paid for the audits of its annual financial statements and internal control over financial reporting included in its Form 10-K and for the review of financial statements included in the Form 10-Q’s. “Audit-related fees” are fees paid for services related to the audit of the Company’s employee benefit plans and, for 2004, services provided in connection with the recapitalization transaction as described in Note 2 of Notes to Consolidated Financial Statements in the Company’s 2005 Annual Report on Form 10-K. “Tax fees” are fees for tax compliance, tax advice and tax planning. “All other fees” are fees for services not included in the first three categories.
      The Audit Committee requires that it approve all non-audit related services in advance.
      During fiscal 2005, $3 of fees (approximately 0.2% of BDO Seidman, LLP 2005 total fees of $1,344) related to employee benefit plans were incurred prior to approval by the Audit Committee. These fees and the related work were subsequently approved by the Audit Committee.
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
      On March 25, 2005, our Audit Committee, dismissed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm and engaged BDO Seidman, LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2005.
      PwC’s reports on our consolidated financial statements for the fiscal years ending December 31, 2004 and 2003 do not contain any adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope or accounting principles.
      During the years ended December 31, 2004 and 2003 and through March 25, 2005, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC would have caused them to make reference thereto in connection with their reports on the financial statements for such years.
      During the years ended December 31, 2004 and 2003 and through March 25, 2005, there were no reportable events as described in Regulation S-K Item 304(a)(1)(iv)(B) except as follows. In accordance with section 404 of the Sarbanes-Oxley Act, Covansys completed its assessment of the effectiveness of its internal control over financial reporting and concluded that the Company’s internal control over financial reporting was not effective as of December 31, 2004 due to material weaknesses in its internal control in revenue contract accounting, percentage of completion accounting, property and equipment, income taxes and lease accounting. PwC issued an adverse opinion on the effectiveness of internal control over financial reporting as of December 31, 2004. More details on the material weaknesses in internal control over financial reporting and management’s plans to remediate these weaknesses are discussed in Item 9A of the Company’s 2004 Form 10-K.
      In connection with the 2003 Form 10-K/A filed on August 6, 2004, the Company noted material weaknesses in property and equipment and percentage of completion accounting. The material weakness in percentage of completion accounting was first communicated by PwC to the Company in November 2003. These items are further discussed in Item 9A of the Company’s 2004 Form 10-K referenced above.
      PwC has furnished a letter to the Securities and Exchange Commission dated March 30, 2005 stating that they agreed with the above statements.
      During our fiscal years ending December 31, 2004 and 2003 and through March 25, 2005, we did not consult with BDO Seidman, LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on our consolidated financial statements or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.
WE RECOMMEND THAT YOU VOTE FOR THE RATIFICATION OF OUR
SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR FISCAL 2006
GOVERNANCE MATTERS AND MEETINGS AND COMMITTEES OF THE BOARD
      The Board of Directors met eight times during the fiscal year. In addition to meetings of the full Board, directors also attended meetings of Board Committees. Attendance by each director at meetings of the Board and Board Committees during the year and during the relevant period in which each director was a member of the Board was in excess of 75%. The Board of Directors has standing audit, compensation, finance and nominating/ governance committees.
Independence of Directors
      A majority of the Company’s directors meet the independence requirements prescribed by the NASDAQ National Market and, in the case of the members of the Audit Committee, also meet the audit committee independence requirements prescribed by the SEC. The following directors are not considered to be independent, Mr. Vattikuti because of his employment relationship with the Company, Mr. Land because of his status as the President of the Chesapeake Group, a financial advisory firm that provides services to the Company, and Messrs. Harris and Sanchez because of their employment relationships with Fidelity Information Services, Inc.
Code of Business Conduct
      Covansys has a Code of Business Conduct that applies to all employees, officers (including the chief executive officer, chief financial officer and chief accounting officer) and directors. The Code of Business Conduct is posted on the Company’s Internet web site at www.covansys.com in the investors section. The Company will post amendments to or waivers from the code (to the extent applicable to the Company’s chief executive officer, chief financial officer or chief accounting officer) at this location on its web site.
Committee Charters
      Charters for all Board Committees are posted on the Company’s internet web site at www.covansys.com in the investors section.
Communications with Directors
      Shareholders may send communications to the Board of Directors or to the independent directors as a group by writing to them c/o Corporate Secretary, Covansys Corporation, 32605 West Twelve Mile Road, Farmington Hills, Michigan 48334. All communications directed to Board members will be delivered to them.

Nominating and Governance Committee
      The Nominating and Governance Committee is comprised of three independent directors and is responsible for identifying and selecting qualified individuals as candidates for election to the Board of Directors, developing and recommending to the Board of Directors corporate governance standards, and assisting the Board of Directors in addressing corporate governance issues related to the roles of the directors, management and shareholders. Shareholders wanting to submit names of prospective nominees for consideration by the Committee as directors should do so in writing addressed to our Corporate Secretary accompanied by sufficient biographical and other information to enable the Committee to make an informed decision. The Nominating and Governance Committee was formed in October 2004 and met four times in 2005. The members of the Nominating and Governance Committee are Messrs. Stanley (Chair), Brooks and Wendt.
      The Committee considers a variety of qualifications in recommending a candidate to the board including but not limited to the candidate’s business or professional experience and their talents and perspectives. The committee identifies candidates through a variety of means including recommendations from members of the committee and the Board and suggestions from Company management. Mr. James Barlett, a candidate this year to become a new member of the Board, was recommended by Mr. Vattikuti.
      The Board of Directors has adopted a written charter for the committee which is available at www.covansys.com. The charter is also available to any shareholder who requests it.
Audit Committee
      The Audit Committee which operates under a written charter adopted by the Board of Directors is responsible for reviewing and discussing with management our financial controls and accounting, audit and reporting activities. The Audit Committee reviews the qualifications of the Company’s independent registered public accounting firm, selects the independent registered public accounting firm and recommends the ratification of the independent registered public accounting firm to the Board, reviews the scope, fees, and results of any audit and reviews non-audit services provided by the independent registered public accounting firm. The Audit Committee is also responsible for approving any transactions between Covansys and its directors, officers, or significant shareholders. In addition, the Audit Committee approves any non-audit services to be performed by the independent registered public accounting firm. The Audit Committee met eleven times during 2005. The members of the Audit Committee are Messrs. Brooks (Chair), Machtley, and Wasserman.
Compensation Committee
      The Compensation Committee is responsible for the administration of all salary and incentive compensation plans for the officers and key employees of the Company, including bonuses. The Compensation Committee also administers the Company’s 1996 Stock Option Plan and the Employee Stock Purchase Plan. The Compensation Committee met four times during 2005. The members of the Compensation Committee are Messrs. Wendt (Chair), Stanley and Stella.
Finance Committee
      The Finance Committee is composed of two directors and is responsible for reviewing investment policies, strategies and transactions including the investment of the Company’s excess cash and other investable assets, the acquisition and disposition of companies and assets outside the normal course of business and stock repurchase programs. The Finance Committee met four times during 2005. The current members of the Finance Committee are Messrs. Land and Sanchez.
DIRECTOR COMPENSATION
      Directors who are not employees or executives of the Company are paid $3,000 per month for serving on the Board of Directors. Committee Chairmen receive an additional annual payment as follows: Audit — $15,000 per year; Compensation, Finance, Nominating & Governance — $5,000 per year. Each member also receives $1,500 per each Board or Committee meeting attended. The Company pays all expenses related to attendance at regular or special meetings.
      Directors are also eligible to participate in the 1996 Stock Option Plan and will be eligible to participate in the 2007 Stock Option Plan if the Plan is approved by Shareholders. New non-employee directors receive an initial grant of non-qualified stock options to purchase 10,000 shares of common stock with an exercise price equal to the fair market value of the common stock on the date of grant as quoted by the NASDAQ National Market. Thereafter, each director receives an annual award of non-qualified stock options to purchase 5,000 shares of common stock with an exercise price equal to the fair market value of the common stock on the date of grant as quoted on the NASDAQ National Market.
      During 2005, grants of non-qualified stock options were made to members of the Board of Directors at an exercise price of $14.56 per share except for Mr. Harris’ initial grant of 5,000 options which were granted when he joined the Board of Directors in April 2005 at an exercise price of $11.02. The options vest in four equal annual installments commencing one year from the date of grant. The following are the number of options granted to each director during the year:

Number of
Non-Employee Director	Options Granted

William C. Brooks	5,000
William P. Foley II(1)	5,000
Hugh R. Harris(2)	10,000
Douglas S. Land	5,000
Ronald K. Machtley	5,000
Frank Sanchez	5,000
John A. Stanley	5,000
Frank D. Stella	5,000
David H. Wasserman	5,000
Gary C. Wendt	5,000

(1)	Mr. Foley resigned from the Board of Directors effective April 5, 2005 and his options expired as they were unvested.

(2)	Mr. Harris became a member of the Board of Directors in April 2005.

DIRECTOR AND EXECUTIVE OFFICER OWNERSHIP
OF COVANSYS COMMON STOCK
      This table indicates how much common stock the executive officers and directors beneficially owned as of December 31, 2005. In general, “beneficial ownership” includes those shares a director or executive officer has the power to vote, or the power to transfer, and stock options that are exercisable currently or become exercisable within 60 days. Except as otherwise noted, the persons named in the table below have sole investment power with respect to all shares shown as beneficially owned by him.

	Shares of	Options
	Common Stock	Exercisable	Percent of
Name	Beneficially Owned	Within 60 Days	Outstanding Voting Shares(1)

Rajendra B. Vattikuti	6,311,756	7,443	16.8
William C. Brooks	—	22,500	*
Hugh E. Harris	—	—	—
Douglas S. Land	235,382	86,000	*
Ronald K. Machtley	—	39,000	*
Frank Sanchez	—	2,500	*
John A. Stanley	10,000	59,400	*
Frank D. Stella	67,915	37,000	*
David H. Wasserman(2)	—	6,250	*
Gary C. Wendt	—	2,500	*
Siva Velu	41,582	46,175	*
Stephen B. Nicholas	—	13,025	*
James S. Trouba	—	15,000	*
Muralee Bhaskaran	30,444	30,004	*

Directors and Executive Officers as a group (14 persons)	6,697,079	366,797	17.8

*	Less than 1% of the outstanding voting shares of common stock.

(1)	Percentages are based on a total of 37,556,048 shares of common stock outstanding as of April 24, 2006.

(2)	These options are held by Clayton, Dubilier & Rice, a company that is partially owned by Mr. Wasserman.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
      Set forth below is the name, address, stock ownership and voting power of each person, or group of persons, other than those listed in the preceding section relating to director and officer ownership, known by us as of April 24, 2006, to own beneficially more than five percent of our outstanding common stock as derived from Schedules 13G filed by such persons or groups in 2006.

	Number of Shares	Percent of
	Beneficially	Outstanding Shares	Percent of
Name and Address	Owned	by Class(1)	Voting Power(1)

Fidelity National Financial, Inc.(2)	11,000,000	29.4	29.3
601 Riverside Avenue Jacksonville, Florida 32204
CDR-Cookie Acquisition, L.L.C. (3)	2,000,000	5.3	5.3
375 Park Avenue New York, NY 10152

(1)	Percentages are based on a total of 37,556,048 shares of Common Stock outstanding as of April 24, 2006.

(2)	Beneficial ownership as of September 15, 2004. Fidelity National Financial Inc. is the beneficial owner of the shares held by its subsidiary Fidelity Information Services, Inc.

(3)	Beneficial ownership as of December 31, 2005. CDR-Cookie Acquisition, LLC (the “Purchaser”) has filed with the Securities and Exchange Commission, Amendment 1 to its statement on Schedule 13D to the effect that it shares voting and dispositive power over the shares with CDR-Cookie VI-A, LLC, Clayton, Dubilier & Rice Fund VI Limited Partnership (“Fund VI”), Clayton, Dubilier & Rice Fund VI-A Limited Partnership (“Fund VI-A”), CD&R Associates VI Limited Partnership (“Associates VI”) and CDR-Cookie Acquisition VI-A, LLC (“Associates VI Inc.”) and CDR-Cookie VI. As the sole members of the Purchaser, Fund VI and VI-A may be deemed to be the beneficial owners of the shares. By virtue of its position as general partner of Fund VI and Fund VI-A, Associates VI may be deemed to be the beneficial owner of the shares. By virtue of its position as general partner of Associates VI, Associates VI, Inc. may be deemed to be the beneficial owner of the shares. Each of Fund VI, Fund VI-A, Associates VI and Associates VI, Inc. disclaim beneficial ownership of the shares.
Voting Agreement
      On September 15, 2004, Rajendra B. Vattikuti, The Rajendra B. Vattikuti Trust and Fidelity Information Services, Inc. (“FIS”) entered into a Shareholders’ Agreement pursuant to which Mr. Vattikuti and The Rajendra B. Vattikuti Trust agree to vote their shares in favor of the election of the three directors designated by FIS to the Company’s Board of Directors in accordance with the Stock Purchase Agreement entered between the Company and FIS on September 15, 2004. FIS has agreed to vote its shares in favor of the election of Mr. Vattikuti and his nominee to the Board of Directors. The voting agreement will terminate when a party is no longer entitled to designate a nominee(s) to the Board of Directors.
Shareholder Rights Plan
      In October 2004, the Company’s Board of Directors adopted a shareholder rights plan which provided for the declaration of a dividend of one preferred share purchase right for each share of the Company’s common stock outstanding and any common shares issued after the dividend is declared. The rights are not exercisable until ten days following either:
      (1) a public announcement that

(A) a person or group of affiliated persons (other than Rajendra B. Vattikuti and his affiliates and associates or Fidelity Information Services, Inc. and its affiliates and associates) has acquired beneficial ownership of 15% or more of our outstanding common stock.

(B) Rajendra B. Vattikuti and his affiliates have acquired beneficial ownership of 25% or more of the outstanding common stock or

(C) Fidelity Information Services, Inc. and its affiliates have acquired beneficial ownership of 40% or more of the outstanding common stock (each of the persons specified in clauses (A), (B) or (C), upon acquiring that level of beneficial ownership, is an “Acquiring Person”) or
      (2) the commencement of, or announcement of an intention to make, a tender offer or exchange offer, the consummation of which results in the beneficial ownership

(A) by a person or group (other than Rajendra B. Vattikuti and his affiliates and associates or Fidelity Information Services, Inc. and its affiliates) of 15% or more of the outstanding common stock, or

(B) by Rajendra B. Vattikuti and his affiliates of 25% or more of the outstanding common stock or

(C) by Fidelity Information Services, Inc. and its affiliates of 40% or more of the outstanding Common Shares.
      Each right, if exercisable, will entitle its holder to purchase one one-thousandth of a share of the Company’s Series B Junior Participating Preferred Stock at an exercise price of $11.00, subject to adjustment.
      If a person or group becomes an Acquiring Person, each holder of a right will thereafter have the right to receive, upon exercise, Common Shares (or, in certain circumstances, Preferred Shares or other similar securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the existence of a Acquiring Person, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by an Acquiring Person will be null and void.
      In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any person or group becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right.
      At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one Common Share, or one one-thousandth of a Preferred Share (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).
      The Board of Directors may redeem the Rights at any time before they become exercisable for $.01 per Right and, if not exercised or redeemed, the Rights will expire on November 1, 2014.

EXECUTIVE COMPENSATION
Report of the Compensation Committee on Executive Compensation
      The Covansys Compensation Committee is comprised of three independent directors who are not employees of the Company. The Compensation Committee is responsible for the approval and administration of compensation programs for the executive officers of Covansys. In conducting its review of executive compensation matters, the committee utilizes the compensation data and the advisory services of an independent compensation consultant. Our compensation policy for executive officers is intended to:

•	provide competitive compensation packages in order to attract and retain superior executive talent;

•	link a significant portion of an executive’s overall compensation to financial results as reflected in the value returned to shareholders’; and

•	provide long-term equity compensation to align the interests of executive officers with those of shareholders and reward successful performance.
Cash Compensation
      Cash compensation for executive officers is based primarily on an analysis of competitive executive compensation. The Compensation Committee relies upon general business compensation surveys to determine appropriate compensation ranges. The Compensation Committee also relies upon applicable industry specific national market survey data provided by independent compensation service providers to determine the appropriate level of cash compensation for executive officers.
      Our policy is to pay executive officers at the competitive averages for comparable positions. Compensation levels for individual executive officers may be greater or less than competitive averages, depending upon a subjective assessment of individual factors such as the executive’s position, skills, achievements, tenure with the Company and other historical factors.
      Management employees of the Company, including named executive officers, are eligible to participate in bonus plans applicable to a broad cross section of the Company’s employees. The plans are based on achievement of targets related to revenue, gross profit and discretionary factors.
Equity Compensation
      Equity compensation is provided to executive officers principally through the 1996 Stock Option Plan (the “Plan”). Generally, awards under the Plan vest over a four year period to ensure that the decisions made by officers consider the long-term best interests and continued financial and operational growth and achievement of the Company.
      Awards of stock options to executive officers during the year under the Plan are made at the then current fair market value of the common stock as quoted on the NASDAQ National Market. Making awards at the then current fair market value ensures that the options only become valuable upon the continued appreciation of the stock price. In administering the Plan in this manner, the Compensation Committee strives to align the interests of executive officers with the interests of shareholders.
Chief Executive Officer’s Compensation
      On March 17, 2000, the Company and Mr. Vattikuti entered into a five-year employment agreement which provides for an initial term and automatic renewals so that the term of the agreement is always five years unless either party elects not to extend the term. The agreement provides for Mr. Vattikuti to receive a base salary in 2000 and for succeeding years of $500,000 and a bonus of up to 100% of his base salary. The base salary and bonus may be adjusted by the Compensation Committee. The agreement also provides, among other things, that if Mr. Vattikuti’s employment is terminated by the Company without cause, or by Mr. Vattikuti under certain conditions (including a change in control as defined in the agreement), the Company is obligated to pay him an amount equal to 2.99 times his base salary in effect immediately prior to such termination and the greater of his most recent bonus or the bonus received immediately prior to such bonus. The agreement contains a restrictive covenant that prohibits Mr. Vattikuti from competing anywhere in the world with the Company’s business during any period in which he receives compensation and for one year after the cessation of such compensation.

Compensation Committee

Gary C. Wendt, Chairman
Frank D. Stella
John A. Stanley

Employment Agreements and Arrangements
      On May 26, 2004 the Company entered into an employment agreement with Mr. Trouba. The employment agreement provides for an annual salary of $225,000 and an annual performance-based incentive bonus of up to 50% of his base salary. Mr. Trouba is eligible to participate in other benefit plans and programs maintained by the Company for its senior executives, including health, disability and retirement plans. In the event Mr. Trouba’s employment with the Company is terminated by the Company with or without cause within 12 months of the commencement of his employment or after 12 months, for any reasons except for cause or if there is a change in control of the Company, he will receive a severance package equal to 12 months of his base salary.
      On March 17, 2000, the Company and Mr. Vattikuti entered into a five-year employment agreement which provides for an initial term and automatic renewals so that the term of the agreement is always five years unless either party elects not to extend the term. The agreement provides for Mr. Vattikuti to receive a base salary in 2000 and for succeeding years of $500,000 and a bonus of up to 100% of his base salary. The base salary and bonus may be adjusted by the Compensation Committee. The agreement also provides, among other things, that if Mr. Vattikuti’s employment is terminated by the Company without cause, or by Mr. Vattikuti under certain conditions (including a change in control as defined in the agreement), the Company is obligated to pay him an amount equal to 2.99 times his base salary in effect immediately prior to such termination and the greater of his most recent bonus or the bonus received immediately prior to such bonus. The agreement contains a restrictive covenant that prohibits Mr. Vattikuti from competing anywhere in the world with the Company’s business during any period in which he receives compensation and for one year after the cessation of such compensation.
      The Company adopted an Executive Severance Plan in 2001 applicable to senior executives employed at that time. The Plan provides certain severance benefits in the event of 1) termination despite acceptable job performance, attendance and conduct; 2) a substantial and material change in job duties that diminishes job duties, the authority of the executive’s position or both; or 3) a change in control. A change in control is defined to occur when, following a merger, sale, consolidation or transfer, the Company or the shareholders of the Company either (a) will not own more than 50% of the voting power of the corporation surviving the transaction, or (b) if the Company and the other corporation both survive, will not own more than 50% of the voting power of the Company and more than 50% of the corporation or business acquired. Upon occurrence of one of the listed triggering events, the executive will be entitled to receive termination pay equal to one year of salary and reimbursement for up to twelve months of COBRA continuation health care coverage. Of the Company’s current executive officers, only Mr. Velu is covered by the Executive Severance Plan.

Executive Compensation Table
      The table below shows the compensation paid to the President and Chief Executive Officer and the next four highest compensated executive officers.

						Long-Term
						Compensation
						Awards

						Securities
	Fiscal					Underlying		All Other
Name and Principal Position	Year	Salary	Bonus	Other		Options		Compensation(2)

Rajendra B. Vattikuti	2005	$500,000	$147,200	$15,496	(1)			$2,520
Chairman and Chief	2004	$500,000	—	$114,224	(1)(4)	—		$5,200
Executive Officer	2003	$500,000	—	$16,750	(1)	14,885	(3)	$4,800

James S. Trouba	2005	$248,958	$145,000	—		—		$5,040
Chief Financial	2004	$109,943	$50,000	—		60,000		3,093
Officer(5)

Siva Velu	2005	$333,202	$114,600	—		—		$5,040
Executive Vice	2004	$278,750	$74,456	—		25,000		$4,920
President	2003	$300,000	$395,943	—		13,619	(3)	$4,800

Stephen B. Nicholas	2005	$307,644	$60,000	—		—		$5,040
Senior Vice	2004	$250,000	$190,000			25,000		$4,920
President	2003	$229,375	$224,733	—		10,059	(3)	$4,800

Muralee Bhaskaran	2005	$248,750	$165,000	—		—		$5,040
Senior Vice	2004	$244,748	$166,610	—		20,000		$4,920
President	2003	$236,000	$144,193	—		4,007	(3)	$4,800

(1)	Automobile allowance.

(2)	Represents the amount of contribution by the Company on behalf of such individual to the Company’s 401(k) Plan.

(3)	85,000 options in the case of Mr. Vattikuti, 70,000 options in the case of Mr. Velu, 20,000 options in the case of Mr. Bhaskaran and 26,500 options in the case of Mr. Nicholas were canceled in December 2002, in accordance with a Stock Option Exchange Program. New options to replace those canceled were issued July 1, 2003 at an exercise price equal to the fair market value of the Company’s common stock on the date of grant which was $3.12.

(4)	Includes $100,000 expenses paid by the Company for Mr. Vattikuti in connection with the recapitalization transaction. See Note 2 of the Notes to Consolidated Financial Statements in the Company’s 2005 Annual Report on Form 10-K.

(5)	Mr. Trouba joined the Company effective June 15, 2004.

Options Granted During 2005
      None
Option Exercises and 2005 Year-End Values
      The following table shows the number and value of stock options (exercised and unexercised) for the listed executive officers.

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options
	Acquired		Options at Year-End		at Year End(1)
	Upon	Value
Name	Exercise(1)	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Rajendra B. Vattikuti	—	$—	7,443	7,442	$78,077	$78,067
James S. Trouba	—	$—	15,000	45,000	$42,200	$126,600
Siva Velu	14,205	$202,828	46,175	25,559	$67,927	$81,364
Stephen B. Nicholas	5,030	$73,337	13,025	23,779	$4,393	$62,692
Muralee Bhaskaran	—	$—	30,004	17,003	$50,372	$28,961

(1)	Calculated based upon the closing share price of Covansys common stock on December 31, 2005 of $13.61 less the option exercise price. An option is in-the-money when the market value of Covansys common stock exceeds the exercise price of the option.
Compensation Committee Interlocks and Insider Participation
      During 2005, the Company had no Compensation Committee interlocks.

PERFORMANCE GRAPH
Comparison of Cumulative Total Return
Since December 31, 1999

Company Name	12/00	12/01	12/02	12/03	12/04	12/05

Covansys Corporation	100.00	86.78	36.44	106.66	148.36	132.00
S&P 500 Comp	100.00	86.96	66.64	84.22	91.79	94.50
Russell 2000 Index	100.00	101.03	79.23	115.18	134.75	139.23

AUDIT COMMITTEE REPORT
      The Audit Committee of the Board of Directors is comprised of three independent directors and operates under a written charter adopted by the Board. The Committee is appointed by the Board to monitor, among other things, the Company’s financial reporting process and the independence and performance of the Company’s independent registered public accounting firm. It is the responsibility of management of the Company to prepare financial statements in accordance with generally accepted accounting principles and of the Company’s independent registered public accounting firm to audit those financial statements.
      Throughout the year, the Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles and the Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Committee discussed with the independent registered public accounting firm matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit Committees) as amended by Statement on Auditing Standards No. 90.
      In addition, the Committee has discussed with the independent registered public accounting firm, the accountants’ independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Further, the Committee has also considered whether the provision of non-audit services by the independent registered public accounting firm is compatible with maintaining their independence.
      The Committee also meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
      Based on the reviews and discussions referred to above, the Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and be filed with the Securities and Exchange Commission.
      The Audit Committee Charter was amended during 2003 to comply with the provisions of the Sarbanes-Oxley Act of 2002.
      The Board of Directors has concluded that William C. Brooks is the Financial Expert of the Audit Committee as defined under applicable SEC rules.
      Each member of the Audit Committee is independent as defined under the listing standards of the NASDAQ National Market.

AUDIT COMMITTEE
William C. Brooks, Chairman
Ronald K. Machtley
David H. Wasserman

Equity Compensation Plan Information

Number of securities to be
	issued upon exercise of	Weighted average exercise	Number of securities
	outstanding options,	price of outstanding options,	remaining available for future
Plan category	warrants and rights	warrants and rights	issuance

	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,651,946	$12.08	10,595,508
Equity compensation plans not approved by security holders	—	—	—

Total	2,651,946	$12.08	10,595,508
CERTAIN TRANSACTIONS
Related Party Transactions (Dollars in 000’s)
      On September 15, 2004 the Company issued 8,700,000 shares of common stock and 4,000,000 warrants to FIS for $95,700. In the second quarter of 2004, the Company entered into a Master Services Agreement with FIS to provide services over a five year period. Services provided by the Company to FIS during 2005 and 2004 totaled approximately $17,298 and $5,070, respectively. The balance owed to the Company by FIS at December 31, 2005 and 2004 was $3,415 and $2,259, respectively. In connection with the acquisition of 2,300,000 shares of the Company’s common stock from the Chief Executive Officer of the Company by FIS the Company reimbursed the Chief Executive Officer $100 for certain out-of-pocket fees and expenses. In addition, the Company reimbursed FIS $1,000 for certain out-of-pocket fees and expenses related to the recapitalization.
      Synova, Inc. and subsidiaries (Synova) are an IT professional services organization owned by the Company’s Chief Executive Officer. For the years ended December 31, 2005, 2004 and 2003, the Company provided services to Synova totaling approximately $2,074, $2,520 and $3,175, respectively. In addition, Synova provided services to the Company, for the years ended December 31, 2005, 2004 and 2003, totaling approximately $4,786, $2,051 and $1,609, respectively. The net balance owed to Synova by Covansys at December 31, 2005 and 2004 was $689 and $206, respectively. The $3,000 Synova note payable to the Company was paid in September, 2005.
      The Company paid approximately $604, and $779 to Clayton, Dubilier and Rice, Inc. (CDR), a shareholder, for financial, management advisory, and executive management services for the years ended December 31, 2004, and 2003 respectively. No such services were provided by CDR in 2005. During 2004, the Company entered into a recapitalization transaction in which CDR’s ownership interest in Covansys, including $168,655 of Convertible Redeemable Preferred Stock, was redeemed and exchanged for consideration valued at $227,700 including $177,500 of cash, 2,000,000 shares of Covansys common stock, $17,500 of subordinated notes and five-year warrants for 5,000,000 shares of common stock at a strike price of $18 per share. In connection with the recapitalization, the Company reimbursed CDR $500 for certain out-of-pocket fees and expenses. The $17,500 subordinated notes were repaid by the Company in July, 2005.
      The Company provides IT outsourcing services to SIRVA, Inc., a company related through common ownership by CDR. During the years ended December 31, 2005, 2004 and 2003, services provided by the Company to SIRVA, Inc. totaled approximately $8,391, $9,974 and $8,386, respectively. In addition, SIRVA provided services to Covansys for the year ended December 31, 2003 totaling $71. No services were provided by SIRVA to the Company during the years ended December 31, 2005 or 2004. In December 2004, the Company signed an agreement with SIRVA under which SIRVA agreed to pay the Company an additional

$1,200 for services previously provided through December 31, 2004. This agreement was reflected in 2004 revenue.
      The Company paid approximately $321 and $903 during the years ended December 31, 2005 and 2004, respectively, to the Chesapeake Group, Inc., a company owned by a director for consultation and advisory services in connection with the acquisitions of Fortune Infotech Ltd. and Technology Services Partners, Inc., the Fidelity Information Services, Inc. Stock Purchase Agreement and the recapitalization transaction. Nothing was owed to the Chesapeake Group, Inc. at December 31, 2005 or 2004.
      The Company has loans to its employees in India of $1,077 and $1,192 at December 31, 2005 and 2004, respectively, to assist them with the purchase of automobiles and houses. The loans, which bear interest at below market rates, are collateralized by the property and repaid through payroll deductions.
      In addition, Mr. Bhaskaran, the Company’s Senior Vice President, signed a 24 month Unsecured Promissory Note in the amount of $75,000 in April, 1998 which has not be repaid. The Note bears interest at a rate of 6% per year. As of December 31, 2005, the entire $75,000 principal amount and all accrued interest was outstanding.
OTHER INFORMATION
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16 (a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities (all of whom we refer to collectively as “reporting persons”), to file an initial report of ownership on Form 3 and changes in ownership on Form 4 with the Securities and Exchange Commission (the “SEC”) and with the NASDAQ Stock Market. Those reporting persons are also required by SEC rules to furnish copies of all Section 16 (a) reports they file to the Company. Under the Sarbanes-Oxley Act of 2002, transactions by reporting persons must generally be reported within two business days after the execution date of the transaction.
      Based solely upon a review of such forms received by the Company and written representations from certain reporting persons, the Company determined that no reporting persons had failed to file required reports or had filed reports with incomplete or incorrect information.
Code of Ethics
      The Company has adopted a code of ethics that applies to the chief executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The code of ethics is available at the Company’s website located at www.covansys.com.
Shareholder Proposals
      Shareholders that want to present a proposal to be considered at the 2007 annual meeting should send the proposal to Brett Pynnonen, Secretary of Covansys Corporation at 32605 West Twelve Mile Road, Suite 250, Farmington Hills, MI 48334 by registered, certified or express mail. Proposals must be received prior to December 31, 2006.

EXHIBIT A
COVANSYS CORPORATION
2007 STOCK OPTION PLAN

COVANSYS CORPORATION
2007 STOCK OPTION PLAN

i

COVANSYS CORPORATION
2007 STOCK OPTION PLAN
ARTICLE 1
General Provisions
      1.1     Purpose of the Plan. This Plan is intended to promote the interests of the Corporation by providing eligible persons, including directors, consultants and employees of the Corporation, with the opportunity to acquire a proprietary interest in the Corporation as an incentive for them to continue in such employ or service and to attract new employees or individuals with outstanding qualifications.
      1.2     Types of Options. The Plan shall provide for the grant of Incentive Options and Nonqualified Options pursuant to which eligible persons may purchase shares of Common Stock of the Corporation pursuant to the terms and conditions provided in the Plan.
      1.3     Adoption and Term. The Plan has been approved by the Board of Directors of the Corporation and, subject to the approval of a majority of the voting power of the shareholders of the Corporation, is effective January 1, 2007. The Plan will remain in effect from January 1, 2007 through December 31, 2007.
ARTICLE 2
Definitions
      The following definitions shall be in effect under the Plan:
      Board shall mean the Corporation’s Board of Directors.
      Change in Control shall mean a change in ownership or control of the Corporation affected through any of the following transactions:

(a) a merger, consolidation or other reorganization unless securities representing more than 50% of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction;

(b) a sale, transfer or other disposition of all or substantially all of the Corporation’s assets; or

(c) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13-d3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Corporation’s outstanding securities from a person or persons other than the Corporation.
      Code shall mean the Internal Revenue Code of 1986, as amended.
      Committee shall mean the Committee established by the Board of Directors, or such other committee as the Board may establish and assign the responsibility of administering this Plan; provided, however, that the Committee shall be comprised solely of two or more members of the Board, as determined by the Board from time to time, each of whom shall be (i) a “disinterested person” as that term is defined and interpreted pursuant to Rule 16b-3 promulgated under Section 16 of the Exchange Act and (ii) an “outside director” as that term is defined and interpreted pursuant to section 162(m) of the Code and the regulations thereunder.
      Common Stock shall mean the Corporation’s common stock.
      Corporation shall mean Covansys Corporation, a Michigan corporation.
      Date of Grant with respect to an Option, means the date on which the Committee grants such Option pursuant to the Plan.

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      Disability shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that is expected to result in death or has lasted or can be expected to last for a continuous period of twelve months or more.
      Employee shall mean an individual who is and continues to be employed (within the meaning of Section 3401 of the Code and the regulations promulgated thereunder) by the Corporation, Parent or a Subsidiary including officers (whether or not they may also be directors) of the Corporation, Parent or a Subsidiary. An Employee shall cease to be an Employee upon the voluntary or involuntary termination of his employment with the Corporation, parent or subsidiary for any reason, including death or Disability.
      Exchange Act shall mean the Securities Exchange Act of 1934, as amended.
      Exercise Date shall mean the date on which the Option shall have been exercised in accordance with the applicable Option documentation.
      Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(a) If the Common Stock is at the time traded on the NASDAQ Stock Market (or any other stock exchange), then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the NASDAQ Stock Market and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(b) If the Common Stock is at the time neither listed on the NASDAQ Stock Market or any stock exchange, then the Fair Market Value shall be determined by the Committee after taking into account such factors as the Committee shall deem appropriate but shall be determined without regard to any restrictions other than a restriction which, by its term, will never lapse.
      Incentive Option shall mean an Option that satisfies the requirements of Code Section 421.
      Termination for Cause shall mean (i) the commission of any act of fraud, embezzlement or dishonesty by Optionee, (ii) any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation, or (iii) any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation in a material manner.
      Nonqualified Option shall mean an Option that does not qualify as an Incentive Option.
      Option shall mean an Incentive Option or a Nonqualified Option granted pursuant to the Plan.
      Optionee shall mean any person to whom an option is granted pursuant to the Plan.
      Plan shall mean this Covansys Corporation 2007 Stock Option Plan.
      Reporting Persons means any and all Employees subject to Section 16 of the Exchange Act.
      Retirement means normal retirement at age 65 or early retirement. Early retirement means (a) age 60, (b) completion of 20 years of service; or (c) age 55 with 10 years of service.
      Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a member of the board of directors or an independent contractor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

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ARTICLE 3
Administration
      3.1     Administration of the Plan.
      (a) The Board shall administer the Plan. However, any or all administrative functions otherwise exercisable by the Board may be delegated to the Committee. Members of the Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.
      (b) The Committee shall have the authority (subject to the provisions of the Plan) to establish such rules and procedures as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding options issued under the Plan as it may deem necessary or advisable. Decisions of the Committee shall be final and binding on all parties who have an interest in the Plan or any option grant issued under the Plan.
      (c) The Committee shall have full authority to determine with respect to the grants made under the Plan, which eligible persons are to receive such grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of the Option as either an Incentive Option or a Nonqualified Option, the time or times when each Option is to become exercisable, the vesting schedule (if any) applicable to the Option shares and the maximum term for which the option is to remain outstanding.
      (d) Action taken or not taken by the Committee on one or more occasions shall be without obligation to take or not take such action on any other occasion(s). The Committee may delegate to one or more Persons any of its powers, other than its power to authorize the granting of Options, hereinbefore or hereinafter provided or conferred, or designate one or more Persons to do or perform those matters to be done or performed by the Committee, including administration of the Plan. Notwithstanding the foregoing, the Committee may not delegate a power if the delegation of such power would cause the Plan to fail to satisfy the plan administration requirements set forth in Rule 16b-3(c) promulgated under the Exchange Act or section 162(m) of the Code and the regulations promulgated thereunder. Any Person or Persons delegated or designated by the Committee shall be subject to the same obligations and requirements imposed on the Committee and its members under the Plan.
      3.2     Expenses of Administration. The Corporation shall pay all costs and expenses of administering the Plan.
      3.3     Indemnification. To the maximum extent permitted by law, the Corporation shall indemnify each member of the Board or member of the Committee, as well as any other Employee of the Corporation with duties under the Plan, against expenses and liabilities (including any amount paid in settlement) reasonably incurred by the individual in connection with any claims against the individual by reason of the performance of the individual’s duties under the Plan, unless the losses are due to the individual’s gross negligence or lack of good faith. The Corporation will have the right to select counsel and to control the prosecution or defense of the suit. In the event that more than one person who is entitled to indemnification is subject to the same claim, all such persons shall be represented by a single counsel, unless such counsel advises the Corporation in writing that he or she cannot represent all such persons under applicable rules of professional responsibility. The Corporation will not be required to indemnify any person for any amount incurred through any settlement unless the Corporation consents in writing to the settlement.
ARTICLE 4
Eligibility and Participation
      The following persons are eligible to participate in the Plan: Employees, members of the Board of Directors of the Corporation, parent or subsidiary, and independent contractors who provide services to the Corporation (or any parent or subsidiary). In making such selections, the Committee may take into account

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the nature of the services rendered by such persons, their present and potential contributions to the Corporation’s success, and such other factors as the Committee in its discretion shall deem relevant.
ARTICLE 5
Shares of Common Stock Subject to the Plan
      5.1     Shares Subject to the Plan. The shares of Common Stock issuable under the Plan shall be shares of authorized but unissued or reacquired shares of Common Stock. The maximum number of shares of Common Stock that may be subject to Options granted under the Plan shall not exceed 2,000,000 shares.
      5.2     Shares of Common Stock Subject to Terminated or Expired Options. Shares of Common Stock subject to outstanding Options shall be available for subsequent issuance under the Plan to the extent the Options expire or terminate for any reason prior to their being exercised in full.
      5.3     Adjustment of Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, reverse stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable pursuant to the Plan and (ii) the number and/or class of securities and the exercise price per share in effect under each outstanding Option in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Committee shall be final.
ARTICLE 6
Options
      6.1     Power to Grant Options. The maximum aggregate number of shares of Common Stock with respect to which Options may be granted to any one Employee during the calendar year shall be limited to 100,000 shares. For purposes of calculating the number of shares with respect to which Options have been granted to an Employee for any such period, any shares subject to an Option that is granted and subsequently cancelled or surrendered during such period shall continue to be counted against the maximum number of shares which may be granted to such Employee pursuant to the Plan during such period. Subject to this maximum share limitation, the Committee may grant to such Employees or persons as the Committee may select in accordance with Article 4, Options entitling the Optionee to purchase shares of Common Stock from the Corporation in such quantity, and on such terms and subject to such conditions not inconsistent with the terms of the Plan, as may be established by the Committee at the time of grant or pursuant to applicable resolution of the Committee.
      6.2     Optionee to Have No Rights as a Shareholder. An Optionee, or a transferee of an Optionee, shall have no rights as a shareholder of the Corporation with respect to the shares of Common Stock made subject to an Option unless and until such Optionee exercises such Option and is issued the shares purchased thereby. No adjustments shall be made for distributions, dividends, allocations, or other rights with respect to any shares of Common Stock prior to the exercise of such Option.
      6.3     Incentive Options. The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section 6.3, all the provisions of the Plan shall be applicable to Incentive Options. Options that are specifically designated as Nonqualified Options are not subject to the terms of this Section 6.3.

(a) Eligibility. Incentive Options may only be granted to Employees.

(b) Dollar Limitation. The aggregate Fair Market Value of the shares of Common stock (determined as of the Date of Grant) for which one or more Incentive Options granted to any Employee pursuant to the Plan (or any other option plan of the Corporation or any Parent or subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed $100,000. To the extent that an Optionee’s Options exceed that limit, they will be treated as Nonqualified

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Options (but all of the other provisions of the Option shall remain applicable), with the first Options that were awarded to Optionee to be treated as Incentive Options.

(c) Restrictions on Sale of Shares. Shares issued pursuant to the exercise of an Incentive Option may not be sold by the Employee until the expiration of 12 months after exercise and 24 months from the Date of Grant. Shares that do not satisfy these restrictions shall be treated as a grant of Nonqualified Options.

(d) Special Rules for Incentive Options Granted to 10% Shareholder.

(1) Exercise Price. If any Employee to whom an Incentive Option is granted is a 10% Shareholder, the Exercise Price of the Incentive Option must be at least 110% of the Fair Market Value of the Corporation’s Common Stock.

(2) Term of Option. If any Employee to whom an Incentive Option is granted is a 10% Shareholder, then the Option term shall not exceed five years measured from the date the Incentive Option is granted.

(3) Definition of 10% Shareholder. For purposes of the Plan, an Employee is deemed to be a 10% Shareholder if he owns more than 10% of the Corporation or any Parent or Subsidiary.

(e) Special Rules for Exercise of Incentive Options Following Termination of Employment Due to Disability or Retirement.

(1) Retirement. In order to preserve tax treatment as an Incentive Option, vested and outstanding Incentive Options must be exercised by an Optionee no later than the earlier of: (i) three (3) months following the date the Optionee terminates employment by reason of Retirement, or (ii) the expiration date of the Incentive Option.

(2) Disability. In order to preserve tax treatment as an Incentive Option, vested and outstanding Incentive Options must be exercised by an Optionee who becomes Disabled no later than the earlier of (i) twelve (12) months following the date of Disability, or (ii) the expiration date of the Incentive Option.
ARTICLE 7
Terms, Conditions and Exercise of Options
      7.1     Option Agreements. The terms of any Option shall be as set forth in a written stock option agreement (an “Option Agreement”) in such form as the Committee shall from time to time determine. Each Option Agreement shall comply with and be subject to the terms and conditions of the Plan and such other terms and conditions as the Committee may deem appropriate. In the event that any provision of an Option granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Option, the term in the Plan constituted on the Date of Grant of such Option shall control. No Person shall have any rights under any Option granted under the Plan unless and until the Corporation and the Optionee have executed an Option Agreement setting forth the grant and the terms and conditions of the Option.
      7.2     Conditions for Exercise and Term of Options. Subject to the provisions of Section 7.7 hereof, no portion of an Option granted under the Plan may be exercised until the Optionee has completed one (1) year of service with the Corporation after the date of grant of such Option. Provided that an Optionee has completed one (1) year of service with the Corporation after the Date of Grant of an Option, each Option granted under this Plan shall become exercisable (i.e., it shall “vest”) as follows:

(a) Vesting. Each Option granted under this Plan shall become vested and exercisable (i) on the first (1st) anniversary of the Date of Grant of such Option to the extent of twenty-five percent (25%) of the shares made subject to such Option; and (ii) on each of the second (2nd) through fourth (4th) anniversaries of the Date of Grant of such Option, to the extent of an additional twenty-five percent (25%) of the shares made subject to such Option.

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(b) Option Term. No Option shall have a term in excess of ten years measured from the date that the Option is granted.
      7.3     Exercise Price and Procedures.

(a) Exercise Price. The Exercise Price means the price per share at which an Optionee may exercise his or her Option to acquire all or a portion of the shares of Common Stock that are the subject of such Option, as determined by the Committee on the Date of Grant. Notwithstanding the foregoing, in no event shall the Exercise Price of any Common Stock made the subject of an Option be less than the Fair Market Value of such Common Stock, determined as of the Date of Grant.

(b) Exercise Procedures. Each Option granted under the Plan shall be exercised by providing written notice to the Committee, together with payment of the Exercise Price, which notice and payment must be received by the Committee on or before the earlier of (i) the date such Option expires pursuant to Section 7.2 hereof, and (ii) the last date on which such Option may be exercised as provided in Sections 7.4 through 7.7 hereof, as applicable.

(c) Payment of Exercise Price. The Exercise Price times the number of the shares to be purchased upon exercise of an Option granted under the Plan shall be paid in full at the time of exercise: (i) in cash or by certified check, in United States dollars; (ii) in the discretion of the Committee, by the delivery of shares of Common Stock with a Fair Market Value at the time of exercise equal to the Exercise Price times the number of shares subject to the Option being purchased; or (iii) in the discretion of the Committee, by delivery to the Corporation or its designated agent of an executed irrevocable exercise form together with irrevocable instructions to a broker/ dealer to sell (or margin) a sufficient number of the shares and deliver the sale (or margin loan) proceeds directly to the Corporation to pay the aggregate Exercise Price; or (iv) in the discretion of the Committee, a combination of the methods described in (i), (ii) and (iii).
      7.4     Effect of Termination of Service. Subject to Section 6.3 with respect to Incentive Options and subject to Section 7.7, the following provisions shall govern the exercise of any Options granted to an Optionee that are vested and outstanding at the time Optionee’s Service ceases:

(a) Termination of Employment for Reasons Other than Death, Disability, Retirement or a Termination for Cause. Should Optionee’s Service cease for any reason other than death, Disability or a Termination for Cause (as determined by the Committee), then each Option shall remain exercisable until the close of business on the earlier of (i) thirty (30) days following the date Optionee’s Service ceased or (ii) the expiration date of the Option.

(b) Termination of Employment Due to Death, Disability or Retirement. Should Optionee’s Service cease due to death, Disability or Retirement, then each Option shall remain exercisable until the close of business on the earlier of (i) the eighteen (18) month anniversary of the date Optionee’s Service ceased, or (ii) the expiration date of the Option.

(c) Termination for Cause. Should Optionee’s Service be terminated for Cause, each outstanding Option granted to Optionee shall terminate immediately.
      7.5     Prohibition Against Exercise of Out-of-the-Money Options. The exercise of any Option shall not be permitted if the Fair Market Value of the Common Stock that would be acquired upon such exercise, determined as of the date of exercise, is less than the Exercise Price of such Option.
      7.6     Limited Transferability of Options. An Option shall be exercisable only by Optionee during his or her lifetime and shall not be assignable or transferable other than by will or by the laws of inheritance following Optionee’s death.
      7.7     Acceleration of Exercise Time. Notwithstanding anything to the contrary in the Plan, the Committee, in its discretion, may allow the exercise in whole or in part, at any time after the Date of Grant of any Option held by an Optionee, which Option has not previously become exercisable. In the event of a Change in Control of the Corporation, the Committee, in its discretion may provide that Options shall become

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100% vested and exercisable on the date of the Change in Control. Notwithstanding the preceding sentences, Options granted to Reporting Persons shall not become exercisable prior to the six (6) month anniversary of the Date of Grant.
ARTICLE 8
Miscellaneous Matters
      8.1     Tax Withholding. The Corporation shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment in cash in United States dollars from an Optionee or beneficiary in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Corporation with respect to any amount payable and/or shares of Common Stock issuable under such Optionee’s Option, and the Corporation may defer payment or issuance of the shares of Common Stock upon such Optionee’s exercise of an Option unless indemnified to its satisfaction against any liability for such tax. The amount of any such withholding shall be equal to the minimum statutory amount required to be withheld (but in no event any more than the minimum statutory amount required to be withheld) as determined by the Corporation.
      8.2     Amendment or Termination. The Board shall have complete and exclusive power and authority to amend or terminate the Plan or any grant of Options made hereunder. However, no such amendment or termination of the Plan shall adversely affect the rights and obligations with respect to Options at the time outstanding under the Plan unless Optionee consents to such amendment or termination. In addition, certain amendments may require approval of the Corporation’s stockholders.
      8.3     Regulatory Approvals. The implementation of the Plan, the granting of any Options under the Plan, and the issuance of any shares of Common Stock upon the exercise of any Option, shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Options granted, and the shares of Common Stock issued pursuant to it.
      8.4     No Employment or Service Rights. Nothing in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of Optionee which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause, unless the relationship is subject to an employment agreement.
      8.5     No Restraint. Neither the grant of Options nor the issuance of Common Stock under the Plan shall affect the right of the Corporation to undertake any corporate action.
      8.6     Use of Proceeds. Any cash proceeds received by the Corporation from the sale of shares of Common Stock pursuant to the Plan shall be used for any corporate purpose.
      8.7     Severability. Whenever possible, each provision in the Plan and every Option at any time granted under the Plan shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of the Plan or any Option at any time granted under the Plan shall be held to be prohibited or invalid under applicable law, then, (i) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law, and (ii) all other provisions of the Plan and every other Option at any time granted under the Plan shall remain in full force and effect.
      8.8     Compliance with Section 16(b) of the Securities Exchange Act. With respect to Reporting Persons, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act and in all events the Plan shall be construed in accordance with Rule 16b-3. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee. The Committee, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers or directors of the Corporation, subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other participants.

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      8.9 Compliance with Code Section 162(m). This Plan is intended to comply with all applicable provisions of Section 162(m) of the Code. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.
      8.10 Strict Construction. No rule of strict construction shall be implied against the Committee, the Corporation, Parent or Subsidiary or any other Person in the interpretation of any of the terms of the Plan, any Option granted under the Plan or any rule or procedure established by the Committee.
      8.11 Choice of Law. All determinations made and actions taken pursuant to the Plan shall be governed by the internal laws of the State of Michigan and construed in accordance therewith.
      To record the adoption of the Plan, the Corporation has caused the execution hereof as of this                     day of                     , 2006.

COVANSYS CORPORATION,
a Michigan corporation

By:

Its:

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DIRECTIONS TO THE SHERATON DETROIT NOVI HOTEL, NOVI MI

• North:	Take 275 South to Exit #167 — exit at Eight Mile, turn right — at first light (Haggerty) turn right — we are on the left

• South:	Take 275 North to Exit #167 — exit at Eight Mile, turn left — at first light (Haggerty) turn right — we are on the left

• West:	Take 96 East to 275 South — exit # 167 Eight Mile, turn right -at first light (Haggerty) turn right — we are on the left

Take 14 East to 275 North — exit # 167 Eight Mile, turn left — at first light (Haggerty) turn right — we are on the left

• East:	Take 96 West to 275 North — exit # 167 Eight Mile, turn left — at first light (Haggerty) turn right — we are on the left

Take 696 West to 275 South — exit # 167 Eight Mile, turn right — at first light (Haggerty) turn right — we are on the left
21111 Haggerty Road ● Novi, MI 48375 ● (248) 349-4000 ● Fax (248) 349-4302

Admission Ticket

COVANSYS CORPORATION
Annual Meeting of Shareholders

Tuesday, June 20, 2006 at 9:00 AM
Sheraton Detroit Novi Hotel
21111 Haggerty Road
Novi, MI 48375

This ticket admits the named Shareholder(s) and one guest. Photocopies will not be accepted. You may be asked for identification at the time of admission.

DETACH HERE

PROXY

COVANSYS CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Covansys Corporation appoints Brett Pynnonen as proxy for the undersigned, with full power of substitution, to vote the common stock of the Company which the undersigned would be entitled to vote as of the close of business on April 24, 2006 at the Annual Meeting of Shareholders to be held Tuesday, June 20, 2006.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

HAS YOUR ADDRESSED CHANGED?	DO YOU HAVE ANY COMMENTS?

COVANSYS CORPORATION
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example

IF NO CONTRARY INSTRUCTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF MANAGEMENT’S FOUR NOMINEES AS DIRECTORS.

1.	Ratify 2007 Stock Option Plan	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	Election of Directors

Nominees:
	(1) Frank Sanchez	Class III Director
	(2) Rajendra B. Vattikuti	Class III Director
	(3) James E. Bartlett	Class III Director

FOR	WITHHELD
☐	☐

☐
For all nominees except as written above

3.	Ratify the appointment of BDO Seidman, LLP	FOR ☐	AGAINST ☐	ABSTAIN ☐

The Undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith.

PLEASE MARK, FILL IN DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

Note: Please sign name exactly as your name appears on the Stock Certificate. When signing as attorney, executor, administrator, trustee or guardian please give full title. If there is more than one trustee, all should sign. All joint owners must sign.

Signature:	Date:

Signature:	Date: